Exhibit 10.25

Partnership Equity Program

Revised April 2016

Partnership Equity Program

- i -

I.    Purpose and Status of the PEP.        The Partnership Equity Program (the “PEP”) has been adopted by the Management Planning & Development Committee (“Committee”) of the Board of Directors of CVS Health Corporation (the “Company”), as a subplan implemented under the Company’s 2010 Incentive Compensation Plan (the “2010 ICP”). The purpose of the PEP is to promote a partnership between the participating executive and the Company through a mutual commitment based on ownership of a proprietary interest in the Company. This is accomplished through an investment by the participating executive in the Company's common stock and an award by the Company of restricted stock units and stock options. All shares of Stock (as hereinafter defined) issued or delivered in settlement of Participant Purchased RSUs (as hereinafter defined) and Company Matching RSUs (as hereinafter defined) under the PEP or issued upon exercise of Company Matching Options (as hereinafter defined) granted under the PEP shall be shares of Stock reserved and available under the 2010 ICP. All of the terms and conditions of the 2010 ICP are hereby incorporated by reference. Capitalized terms used in the PEP but not defined herein shall have the same meanings as defined in the 2010 ICP Plan. If any provision of the PEP is inconsistent with a provision of the 2010 ICP, the provision of the 2010 ICP shall govern.

II.    Eligibility.    The Committee shall determine and approve, in its sole discretion, the executives eligible to participate in the PEP.

III.    Definitions.
A.    “Award” means any Participant Purchased RSUs, Company Matching RSUs, and Company Matching Options granted to a Participant under the PEP.
B.    “Beneficiary” has the same meaning as the definition in the 2010 ICP.
C.    “Board” means the Company’s Board of Directors.
D.    “Change in Control” means Change in Control as defined in the 2010 ICP.
E.    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
F.    “Company Matching Option” means a right granted to a Participant under Section VIII(B) of the PEP and 6(b) of the 2010 ICP to purchase Stock at a specified price during a specified time period.
G.    “Company Matching RSU” refers to a RSU granted by the Company pursuant to which the Participant has a right to receive under Section VIII(A) of the PEP, at the time of settlement specified in the PEP, the value of one share of Stock.
H.    “Eligible Participant” means an employee of the Company and of any subsidiary of the Company who is approved by the Committee to have an opportunity to participate in the PEP.
I.    “Fair Market Value” or “FMV” means the fair market value of the Stock as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of Fair Market Value is being made.
J.    “Grant Date” means the date an Award is granted, as approved by the Committee.
K.    “Grant Price” means the Fair Market Value of a share of Stock of the Company on the Grant Date, as approved by the Committee.
L.    “Participant” means an Eligible Participant who has been granted an Award that remains outstanding under the PEP.
M    “Participant Purchased RSUs” means the number of RSUs credited to a designated account representing a Participant’s pre-tax investment in the PEP.
N    “Participant Purchased Shares” means number of shares of Stock credited to a designated brokerage account representing a Participant’s post-tax investment in the PEP.
O.    “Post-Tax Investment Date” means the date on which the Participant purchases Stock in the PEP on a post-tax basis or the Grant Date if designating Stock under Section VII(B)(i). The Post-Tax Investment Date must be no more than 30 days following the Grant Date.
P.    “RSU” means a restricted stock unit granted under Sections VII(A) and VIII(A) of the PEP and Section 6(d) of the 2010 ICP, in each case represent a right to receive the value of a share of Stock upon the terms and conditions set forth in the PEP, the 2010 ICP and the applicable Award agreement.
Q.    “Stock” means the Company’s common stock, $0.01 par value, and such other securities as may be substituted for Stock pursuant to Section 11 (c) of the 2010 ICP.

IV.    Administration.
(A)    Authority of the Committee. The PEP shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the PEP, to select Eligible Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the PEP, construe and interpret the PEP and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the PEP. The Committee, in its sole discretion, may waive the forfeiture provisions applicable to any Participant Purchased RSUs or Company Matching RSUs, provided that those RSUs shall be settled at the same time that they would otherwise have been settled if they had vested in due course under the terms of the PEP and the applicable Award.
(B)    Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine. The Committee may appoint agents to assist it in administering the PEP.
(C)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Participant officer, other officer or employee of the Corporation or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the PEP. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the PEP, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

V.    Award.     Upon approval by the Committee, an Eligible Participant shall be notified that he or she has been selected to receive an Award, contingent upon the Eligible Participant’s decision to invest in the PEP by completion of a PEP participant election form (an “Election Form”). The Award will stipulate the Grant Date and the amount the Eligible Participant may invest in the PEP.

VI.    Participation.    On or before the Grant Date, the Eligible Participant shall be provided an Election Form to indicate (A) the dollar amount to be invested; and (B) the form of participation (pre- and/or post-tax) by the Eligible Participant. In order to become a Participant in the PEP, the Eligible Participant must return the executed Election Form to the Company within the time period designated on such form.

VII.    Form of Participation.    At the determination of the Committee, an Eligible Participant may invest in the PEP in one or in a combination of the following:
(A)Participant Purchased RSUs. On a pre-tax basis by electing to use a cash bonus payable to the Participant by the Company to invest in Participant Purchased RSUs, with such investment to occur on the Grant Date (Participant shall pay all applicable FICA taxes on the total dollar value of such pre-tax investment). The Company shall establish and maintain for each Participant an account on its stock administration system for purposes of tracking and administering the Participant Purchased RSUs.
Upon receipt by the Company from the Participant of a commitment to invest an amount in the PEP on a pre-tax basis as set forth on an Election Form, as of the Grant Date the Company will credit to the Participant’s account an amount of Participant Purchased RSUs, as follows:
(i) The initial number of Participant Purchased RSUs shall be equal to the Participant’s elected investment amount divided by the Fair Market Value of the Stock as of the Grant Date, rounded down to the next whole RSU.
(ii) Each Participant Purchased RSU represents a right to receive, at the time of settlement specified in the PEP, the value of one share of Stock.
(iii) Participant Purchased RSUs are non-transferable.
(B)    Participant Purchased Shares. On an after-tax basis by designating Stock as follows:
(i)Designation by the Participant of Stock that the Participant owns as Participant Purchased Shares, with such designation as provided on the completed Election Form. The number of shares of Stock designated by the Participant as Participant Purchased Shares shall have a total Fair Market Value as of the Grant Date at least equal to the amount of the approved investment amount set forth in the Award.

(ii)    Purchase of Stock by the Participant to be designated as Participant Purchased Shares, with such purchase and investment in the PEP to occur within thirty (30) days of the Grant Date.

(a)
The number of shares of Stock purchased by the Participant shall have a total Fair Market Value as of the purchase date at least equal to the investment amount set forth in the applicable Election Form (or, if applicable, at least equal to the difference between the Fair Market Value of the shares of Stock designated by the Participant under Section VII(B)(i) and the investment amount).

(b)	The Participant is responsible for the payment of any brokerage fees associated with the purchase of Stock for this purpose.
Under no circumstance may a Participant designate as Participant Purchased Shares any shares not actually owned by the Participant, including shares that are held in any other deferred compensation program sponsored by the Company or any prior employer of the Participant or any shares of Stock that are held in a qualified defined contribution plan as defined by the Code.
In all cases, the Participant shall maintain an account administered by a brokerage firm to hold the Participant Purchased Shares. The Participant is required to demonstrate, on a semi-annual basis and in the form required by the Company, that he or she has maintained ownership of such designated Participant Purchased Shares throughout the required ownership period.

VIII.    Company Matching Investments. The Company shall establish and maintain for each Participant an account on its stock administration system for purposes of tracking and administering the Company Matching RSUs and Company Matching Options. As of the Grant Date, the Company shall make a matching Award to the Participant as described below.
(A) Company Matching RSUs. The Company Matching RSUs are non-transferable, shall be equal in number to the total Participant Purchased RSUs or to the Participant’s investment amount divided by the Fair Market Value as of the Grant Date, and shall be credited to the Participant’s account as of the Grant Date.
(B)    Company Matching Option. The Company Matching Option is non-transferable and shall comprise of an option to purchase a number of shares of Stock equal to ten (10) times the number of Company Matching RSUs and shall be credited to the Participant’s account as of the Grant Date.

IX.    Restrictions on Disposition of Participant Purchased Shares. Participant Purchased Shares are not subject to restriction on transfer, withdrawal, or other dispositions, except that if the Participant transfers, withdraws, sells or otherwise disposes of Participant Purchased Shares prior to the earlier of the fifth (5th) anniversary of the Grant Date or the date of the settlement of the Company Matching RSUs relating to Participant Purchased Shares, the Participant will immediately forfeit the number of Company Matching RSUs (including additional Company Matching RSUs acquired as a result of dividend reinvestment, as described below) and all or a portion of the Company Matching Options, in each case granted in respect of the Purchased Shares disposed of, determined as follows: such Participant shall forfeit the Company Matching Option to purchase ten (10) shares for each Participant Purchased Share so disposed of, except that only the portion of the Company Matching Option that is not yet exercisable shall be forfeited.

X.    Dividends. To the extent that dividends are declared on Stock as of a dividend record date on which Participant Purchased RSUs or Company Matching RSUs remain outstanding and prior to the Settlement Date (as defined below), the Company shall credit as of the dividend payment date, a number of additional Participant Purchased RSUs or Company Matching RSUs to the Participant’s account, which shall be determined by multiplying (i) the amount of cash actually paid by the Company as a dividend per share of Stock by (ii) the number of Participant Purchased RSUs and Company Matching RSUs credited to the Participant’s account as of the dividend record date and dividing the product by (iii) the FMV per share of Stock on the dividend or dividend equivalent payment date; provided, however, that such additional Participant Purchased RSUs and Company Matching RSUs shall be subject to the same terms and conditions (including vesting) as the underlying award. As necessary to reflect dividend equivalents, a Participant’s RSUs account will include fractional Stock units calculated to not less than four decimal places.

XI.    Vesting and Settlement of Participant Purchased RSUs and Company Matching RSUs. Except as provided under Section XIII, Company Matching RSUs not previously forfeited shall vest and settle on the fifth anniversary of the Grant Date. Participant Purchased RSUs shall vest immediately on the Grant Date and to the extent not previously forfeited shall settle on the fifth anniversary of the Grant Date.
(A)    Pursuant to the rules promulgated by the Committee, the Participant may make a prior election to defer settlement of Participant Purchased RSUs and Company Matching RSUs.
(B)    Absent a valid prior election by the Participant to defer settlement of the Stock subject to the Participant Purchased RSUs and Company Matching RSUs, the settlement and delivery of the Stock shall occur as promptly as practicable, but in any case within fifteen (15) days, following the fifth anniversary of the Grant Date (the “Settlement Date”). On the Settlement Date, the Company shall deliver to the Participant one share of Stock for each Participant Purchased RSU and Company Matching RSU; provided, however, that at the Settlement Date the number of shares of Stock to be delivered by the Company to the Participant shall be reduced by the smallest number of shares of Stock having a FMV at least equal to the dollar amount of Federal, state or local tax withholding required to be withheld by the Company with respect to such Participant Purchased RSUs and Company Matching RSUs on such date. In lieu of having the number of shares of Stock underlying the Participant Purchased RSUs and Company Matching RSU reduced, the Participant may elect to pay the Company for any amounts required to be withheld by the Company in connection with the settlement of the Participant Purchased RSUs and Company Matching RSUs pursuant to the Agreement. Such election may be made electronically at any time prior to the Settlement Date.
If the settlement includes any fractional share of Stock the Company may instead pay cash in lieu of delivery of a fractional share, on such basis as the Committee may determine. Upon settlement, all obligations of the Company in respect of Participant Purchased RSUs and Company Matching RSUs will be terminated, and the shares of Stock so distributed will not be subject to any risk of forfeiture or restriction under the PEP.
The settlement of Participant Purchased RSUs and Company Matching RSUs shall be subject to the settlement timing provisions of Section XIV(C)(ix) of the PEP.

XII.    Options to Purchase Common Stock.
(A)    Grant of Option.    A Participant shall be granted a Company Matching Option in accordance with VIII (B) of the PEP.
(B)    Exercise Price.    The exercise price per share of Stock under a Company Matching Option shall be the FMV on the Grant Date, unless otherwise determined by the Committee, provided that in no event will the exercise price be less than the FMV of a share of Stock on the Grant Date.
(C)    Vesting and Method of Exercise.     Unless otherwise determined by the Committee, Company Matching Options will vest as to one-third of the underlying shares of Stock on each of the third, fourth and fifth anniversaries of the Grant Date; provided, however, that the vesting of said Company Matching Option may be accelerated in accordance with the provisions of the PEP Section XIII(D). To the extent vested, a Company Matching Option may be exercised in whole or in part, from time to time, all subject to the limitations on exercise set forth in this Section XII. An exercise shall be accomplished in accordance with Section 6(b) of the 2010 ICP. At the time of exercise, the exercise price of the number of shares as to which the Company Matching Option is being exercised shall be tendered to the Company. The exercise price of such Company Matching Option shall be paid in cash or by check or by surrender to the Company of shares of Stock (valued at their FMV as of the date of exercise) already owned by the Participant, other than shares acquired from the Company by exercise of an option during the preceding six months, or by a combination of cash, check, and surrender of such shares.
(D)    Expiration. The Company Matching Option, to the extent it has not been exercised or previously terminated due to forfeiture, shall expire on the tenth (10th) anniversary of the Grant Date.

XIII.    Termination of Employment. Except as provided below in this Section XIII, if, for any reason, a Participant’s employment with the Company and any subsidiary of the Company terminates prior to the fifth anniversary of the Grant Date, all Company Matching RSUs not yet vested and all Company Matching Options not yet exercised shall be immediately forfeited as of Participant’s employment termination date. For purposes of this section, “Cause” shall have the same meaning as defined in the Company’s standard change in control agreement. Participant’s transfer of employment from the Company to a subsidiary of the Company, from a subsidiary of the Company to the Company or from one subsidiary of the Company to another subsidiary of the Company shall not be considered a termination of employment.

(A)	Involuntary Termination of Participant’s Employment without Cause.
(i) In the event that the Company terminates a Participant’s employment with the Company and its subsidiaries and the Participant receives severance pay, the Participant’s Award shall be treated as follows:
(a) If Participant’s employment with the Company and its subsidiaries terminates prior to the second (2nd) anniversary of the Grant Date as a result of the Participant’s voluntary termination of employment or involuntary termination by the Company or any subsidiary for Cause, the Participant Purchased RSUs shall be immediately forfeited as of the termination date. Other than as stated above in this section XIII(A)(i)(a), Participant Purchased RSUs shall not be subject to any transfer or sale restrictions
(b) any Participant Purchased RSUs not settled at the time of Participant’s employment termination date shall settle in accordance with the regular schedule set forth in the applicable

Award agreement. All applicable taxes due at time of vesting shall be immediately paid by the Participant;
(c) any Company Matching RSUs not vested at the time of Participant’s employment termination date but scheduled to vest during the severance period specified in the agreement providing for severance pay shall vest as of the Participant’s employment termination date and settle in accordance with the regular schedule set forth in the applicable Award agreement. All applicable taxes due at time of vesting shall be immediately paid by the Participant;
(d) any Company Matching Options not vested at the time of Participant’s employment termination date but scheduled to vest during the severance period specified in the agreement providing for severance pay shall be exercisable at any time during the severance period and on or before the ninetieth (90th) day following the last day of the severance period, as long as no government regulations or rules are violated by such continued vesting or exercise period; provided, however, that no Company Matching Option will be exercisable beyond its original term; and
(e) any Company Matching RSUs and Company Matching Options not scheduled to vest during the specified severance period shall be forfeited as of the Participant’s employment termination date.
(ii) The Committee shall have the authority, in its sole discretion, to make any interpretations, determinations, and/or take any administrative actions with respect to whether any post-termination payments to the Participant shall be deemed severance pay, the duration of any severance period, and/or whether a termination was without Cause.

(B)
Retirement of Participant. “Qualified Retirement” shall mean termination of employment on or after attainment of age fifty-five (55) with at least ten (10) years of continuous service, or attainment of age sixty (60) with at least five (5) years of continuous service, provided that:  (i) if the Participant elects to terminate his or her employment voluntarily, the Participant has provided the Company with at least twelve (12) months advance notice of his or her retirement date or such other term of advance notice as is determined by the Chief Human Resources Officer of the Company; or (ii) if the Company elects to terminate the Participant’s employment, then such termination is without cause. As of the Participant’s retirement date, any Participant Purchased Shares shall not be subject to any transfer or sale restrictions, and any Participant Purchased RSUs shall vest as of the Participant’s retirement date and shall settle in accordance with the regular schedule set forth in the applicable Award agreement. The Participant may exercise his or her vested Company Matching Option during the two-year period following the retirement date; any portion of the Company Matching Option which is not vested as of the retirement date shall be forfeited by the Participant as of the retirement date. Any Company Matching RSU or Company Matching Option that is not vested as of the retirement date shall be forfeited by the Participant. In the event the Participant’s termination of employment qualifies as a Qualified Retirement and the Participant also enters into a severance agreement with the Company, the terms of Section XIII(A) shall apply with respect to the settlement of Participant Purchased RSUs and the vesting and settlement of Company Matching RSUs and Company Matching Options.

(C)
Disability of Participant. In the event a Participant ceases to be employed by the Company, or any subsidiary of the Company, by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such plan, as defined by the Social Security Administration), any Participant Purchased Shares shall not be subject to any transfer or sale restrictions. In addition, any Participant Purchased RSUs and any Company Matching RSUs shall vest as of Participant’s disability date and shall settle in accordance with the regular schedule set forth in the applicable Award agreement and any Company Matching Option shall vest and be exercisable during the twelve (12) month period following Participant’s employment termination date, in each case on a pro rata basis in accordance with the Award in effect for the Participant. Notwithstanding the foregoing, a Participant shall be deemed to have ceased employment due to a qualifying disability under this Section XIII (C) only if at the time of such cessation of employment the Participant is disabled within the meaning of Section 409A of the Code pursuant to the regulations thereunder.

(D)
Death of Participant. In the event of a Participant’s death while employed by the Company or one of its subsidiaries, any Participant Purchased Shares shall not be subject to any transfer or sale restrictions. In addition, all Participant Purchased RSUs and all Company Matching RSUs shall vest and settle on Participant’s date of death and Company Matching Options shall become immediately vested in full. The Company Matching Option may be exercised during the twelve (12) month period following the Participant’s date of death, or prior to the Company Matching Option expiration date, whichever occurs first, by the Participant’s Beneficiary . At the end of said one-year time period, all rights with respect to any Company Matching Option that is unexercised shall terminate and the unexercised Company Matching Option shall be cancelled.

(E)
Change In Control. In the event of a Termination Without Cause or a Constructive Termination Without Cause, in each case within the two-year period following a Change in Control, any Participant Purchased Shares shall not be subject to any transfer or sale restrictions. In addition, all of the Participant’s outstanding Participant Purchased RSUs and all Company Matching RSUs shall vest and settle as of the Participant’s termination date and Company Matching Options that are not then vested will become immediately vested and exercisable for the remainder of the term of the Company Matching Option but not beyond its original Expiration date provided in Section XII(D). All other terms and conditions governing such Company Matching RSUs, Participant Purchased RSUs and Company Matching Options will be subject to the provisions of the Company’s 2010 ICP.

(F)
Coordination of Provisions. Notwithstanding anything to the contrary above, to the extent that the circumstances of the termination of a Participant’s employment are within the description of more than one of the subparagraphs above in this Section XIII, each portion of a Participant’s Company Matching RSU or Company Matching Option under any Award shall be entitled to the more favorable treatment explicitly applicable to such portion of the Participant’s Company Matching RSU or Company Matching Option under the provisions of this Section XIII. For example, if a Participant qualifies as Qualified Retiree at the time of the Participant’s termination of employment but the Participant receives severance in connection with the Participant’s termination as described in Section XIII (A), the Participant’s unvested Matching Company Option shall continue to vest during the applicable severance period and any portion of the Company Matching Option that vests during the severance period shall be exercisable on or before the ninetieth (90th) day following the last day of the severance period, while any portion of the Participant’s Matching Company Option that is vested as of the Participant’s termination may be exercised during the two-year period following the Retirement Date. Similarly, by way of example, if a Participant experiences a termination of employment due to disability following a Change in Control, the treatment described in Section XIII (E) shall apply to the Participant’s Awards to the extent that such treatment is more favorable to the Participant than the treatment applicable under Section XIII (C).

(G)	In any case, the settlement of Participant Purchased RSUs and Company Matching RSUs shall be subject to the settlement timing provisions of Section XIV(C)(ix) of the PEP.

XIV.     General Provisions.
(A)    Stock Dividends and Stock Splits. If the Company declares and pays a dividend or distribution in the form of Stock payable on Stock, or if there is a stock split of the Stock, and the record date is prior to the Settlement Date of Participant Purchased and/or Company Matching RSUs, the Company shall credit, as of the dividend payment date, distribution, or split, a number of additional Participant Purchased RSUs and Company Matching RSUs, as the case may be, to the Participant’s account equal to the number of shares of Stock paid as a dividend or distribution per share of Stock or distributed as a result of the split per share of Stock multiplied by the number of Participant Purchased RSUs and Company Matching RSUs, as the case may be, credited to the Participant’s account at the record date.
(B)    Treatment of Additional Participant Purchased RSUs and Company Matching RSUs Resulting from Dividends or Splits. Additional Participant Purchased RSUs or Company Matching RSUs will be subject to the same terms, including the risk of forfeiture in the case of Company Matching RSUs, as the Participant Purchased RSUs or Company Matching RSUs in respect of which they were credited. No such additional Company Matching RSUs will be credited to the Participant’s account in respect of Company Matching RSUs forfeited on or before the payment date for the dividend, distribution, or split.
(C)    Other Terms. The following terms and provisions will be applicable to Participant Purchased Shares or RSUs, Company Matching RSUs and Company Matching Options, as applicable.

(i)
Adjustments. Participant Purchased Shares or Participant Purchased RSUs, Company Matching RSUs, and Company Matching Options, and the terms and conditions relating thereto, shall be subject to adjustment in accordance with applicable sections of the 2010 ICP.

(ii)
Nontransferability. Participant Purchased Shares or Participant Purchased RSUs, Company Matching RSUs, Company Matching Options, and all rights relating thereto, shall not be transferable or assignable by a Participant, other than by will or the laws of descent and distribution (or pursuant to a beneficiary designation if and to the extent authorized by the Committee), and shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attachment, or similar process, and any such attempt to transfer such rights shall be considered null and void by the Company.

(iii)	Certain Other Terms. Additional terms applicable to Awards under the PEP are set forth in the 2010 ICP.

(iv)
No Partnership Rights or Rights to Participate. A Participant’s participation in the PEP, investment in Participant Purchased Shares or Participant Purchased RSUs, and grant of an Award under the PEP confers no rights as a partner of a partnership. No Participant has or will have any claim to participate in the PEP, except as selected by the Committee, and the Company will have no obligation to continue the PEP.

(v)
Changes to the PEP. The Committee may amend, alter, suspend, discontinue or terminate the PEP without the consent of any Participant; provided, however, that, without the consent of an affected Participant, no such action shall materially and adversely affect the rights of such Participant with respect to an outstanding Award.

(vi)
Limitation on Repurchase Obligation. All repurchases of Stock permitted to occur in the ordinary course pursuant to the terms established under the PEP are intended to qualify for the exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated under the Exchange Act and, accordingly, such repurchases are authorized to occur with respect to all Awards under the PEP unless and until the repurchase rights and obligations relating to an Award are explicitly revoked by the Committee.

(vii)
Agreements and Other Documents. The Committee shall specify agreements or other documents to evidence rights and obligations under the PEP. A form of agreement that may be used to evidence rights and obligations relating to Participant Purchased Shares and/or Participant Purchased RSUs, Company Matching RSUs and Company Matching Options shall be provided to each Participant.

(viii)
Governing Law. The validity, construction, and effect of the PEP, any rules and regulations and any award agreements or related documents hereunder shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws and applicable federal law.

(ix)
Section 409A Compliance. The Participant Purchased RSUs and Company Matching RSUs under the PEP are intended to qualify as nonqualified deferred compensation awards which comply with the provisions of Section 409A and the regulations thereunder. The vesting dates shall be the dates fixed under the terms of the PEP as of the Grant Date, subject to acceleration only upon the following permissible events under Section 409A of the Code as specified under the PEP or as otherwise provided by the Committee in its sole discretion: the Participant’s death, the Participant’s qualifying disability (under Section XIII (C)) or a Change in Control (within the meaning of the 2010 ICP, which includes a definition of change in control that complies with Section 409A of the Code). Any portion of a Participant Purchased RSU and Company Matching RSU that has become vested in accordance with the terms of the PEP shall be settled as provided under the PEP on a date selected by the Company occurring prior to the 15th day of the third calendar month following the applicable vesting date. In the event that a Participant experiences a termination of employment and is granted severance and is therefore permitted to continue to vest in one or more installments of a Participant Purchased RSU or Company Matching RSU Award pursuant to Section XIII (A), such installments shall continue to be subject to settlement only after the vesting date originally applicable to such installments and during the settlement period set forth above in this Section XIV (C). In the event that the Committee exercises its sole discretion to waive the forfeiture provisions applicable to any Participant Purchased RSUs or Company Matching RSUs, those RSUs shall be settled at the same time that they would otherwise have been settled if they had vested in due course under the terms of the PEP and the applicable Award. Notwithstanding the foregoing or any other provision of the PEP or any Award to the contrary, to the extent necessary to comply with the requirements of Section 409A of the Code, any settlement amounts to which a Participant may become entitled under the PEP, which are subject to Section 409A of the Code (and not otherwise exempt from its application), that are payable within six months following the date of termination will be withheld until the first business day of the seventh (7th) month following the date of termination. To the extent any provisions of the PEP or any RSU does not comply with Section 409A of the Code, the Company and any affected Participant will make such changes with respect to such RSU as are mutually acceptable in order to comply with Section 409A of the Code.
XV. Recoupment Policy. Except as may be specifically provided in the Award agreement, each Award under the PEP shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time, which may require the Participant to immediately repay to the Company the value of any pre-tax economic benefit that he or she may derive from the Award. By accepting an Award under the PEP, Participant acknowledges that the Company’s Recoupment Policy has been made available for the Participant’s reference.